Exhibit 10.28

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ANTIBODY DISCOVERY AND OPTION AGREEMENT

THIS ANTIBODY DISCOVERY AND OPTION AGREEMENT (“Agreement”) is entered into and effective as of September 5, 2025 (the “Effective Date”), by and among Paragon Therapeutics, Inc., a Delaware corporation (“Paragon”), Parasa Holding LLC, a Delaware limited liability company (“Parasa”) and Korsa Biosciences, Inc., a Delaware corporation (“Korsa”). Paragon, Parasa and Korsa are also referred to herein individually as a “Party”, or collectively as the “Parties.”

RECITALS

WHEREAS, Paragon has developed and is continuing to develop proprietary platform technology for (a) the discovery and development of antibodies against therapeutically relevant targets, and (b) the delivery of therapeutic agents across the blood-brain barrier through receptor-mediated transcytosis;

WHEREAS, Korsa desires to engage Paragon to perform, and Paragon is willing to perform, certain research activities to discover, generate, identify, characterize and develop one or more antibody transport vehicle compounds containing a first antibody directed to one or more mutually agreed therapeutic targets of interest to Korsa and a second antibody directed to a certain mutually agreed transit target of interest to Korsa; and

WHEREAS, Korsa will have an exclusive option to enter into separate license agreements with Paragon to further develop, manufacture and commercialize the resulting antibody transport vehicle compounds, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINED TERMS

1.1 “Achievement of Development Candidate” shall mean, on a Research Program-by-Research Program basis, the first to occur of: (a) nomination by Korsa’s Board of Directors of a Royalty Product as a “Development Candidate” (“Nomination of a DC”); and (b) the initiation by or on behalf of Korsa or its Affiliate or sublicensee of a toxicology study with respect to a Royalty Product that employs applicable then-current good laboratory practice standards, the results of which are intended to be submitted as part of an IND (“GLP Tox Initiation”).

1.2 “Actual Quarterly Costs” shall have the meaning provided in Section 5.2(d).

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1.3 “Affiliate” shall mean any entity controlled by, controlling, or under common control with a Party hereto. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity. Notwithstanding the foregoing, (a) with respect to either Party, Affiliates of such Party do not include [***] or its Affiliates other than such Party and its subsidiaries, (b) [***], and (c) [***].

1.4 “Agreement” shall have the meaning provided in the first paragraph of this Agreement.

1.5 “Antibody” shall mean any molecule, including [***].

1.6 “Antibody Product” shall mean, on a Research Program-by-Research Program basis, any product that comprises or contains any Project Antibody or any Derived Antibody thereof, other than as part of a Multispecific Antibody or a Multispecific Antibody Product.

1.7 “Applicable Law” shall mean any national, supra-national, federal, state or local laws, rules, guidances and regulations, in each case, as applicable to the subject matter and the party at issue.

1.8 “ATV” shall mean a compound that comprises or contains: (a) with respect to a Single Therapeutic Target Research Program, (i) an Antibody that is Directed To a Therapeutic Target (the “Therapeutic Antibody”), and (ii) an Antibody that is Directed To a Brain Transit Target (together with any multispecific Antibody format, including, e.g., Fc substitutions within such a format, for such compound, the “Transit Antibody”); and (b) with respect to a Dual Therapeutic Target Research Program, (i) a first Therapeutic Antibody, (ii) a second Therapeutic Antibody, and (iii) a Transit Antibody.

1.9 “ATV Product” shall mean, on a Research Program-by-Research Program basis, any product that comprises or contains any Project ATV or any Derived ATV thereof, other than as part of a Multispecific ATV or a Multispecific ATV Product.

1.10 “ATV Production Activities” shall have the meaning provided in Section 2.1(b).

1.11 “Background IP” shall mean all Patents and Know-How Controlled by a Party (a) as of the Effective Date, or (b) that otherwise arise outside of and independently of this Agreement. Paragon’s Background IP includes the Paragon Platform Technology and any Paragon In-Licensed IP.

1.12 “Bankruptcy Code” shall have the meaning provided in Section 9.5.

1.13 “Bankruptcy Event” shall have the meaning provided in Section 9.5.

1.14 “Brain Transit Target” shall mean a protein molecule (such as the human transferrin receptor) that (a) [***], and (b) [***].

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1.15 “Budget” shall mean the agreed budget for the activities set forth in the Research Plan.

1.16 “Business Day” shall mean any day other than Saturday, Sunday, or other national holidays in the United States.

1.17 “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30, and December 31.

1.18 “Calendar Year” shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.19 “Change of Control” shall mean, with respect to any entity, any of the following: (a) the sale or disposition of all or substantially all of the assets of such entity or its direct or indirect controlling Affiliate to a Third Party; or (b) (i) the acquisition by a Third Party, alone or together with any of its Affiliates, other than an employee benefit plan (or related trust) sponsored or maintained by such entity or any of its Affiliates, of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity or its direct or indirect parent entity that holds, directly or indirectly, beneficial ownership of more than fifty percent (50%) of the then-outstanding shares of voting capital stock of such entity (a “Parent Entity”), or (ii) the acquisition, merger or consolidation of such entity or its Parent Entity with or into another entity, other than, in the case of clause (i) or (ii), an acquisition or a merger or consolidation of such entity or its Parent Entity in which the holders of shares of voting capital stock of such entity or its Parent Entity, as the case may be, immediately prior to such acquisition, merger or consolidation will beneficially own, directly or indirectly, at least fifty percent (50%) of the shares of voting capital stock of the acquiring Third Party or the surviving corporation in such acquisition, merger or consolidation, as the case may be, immediately after such acquisition, merger or consolidation, and in each case of (a) or (b), whether through a single transaction or a series of related transactions, but excluding any and all bona fide financing transactions or internal reorganizations for tax purposes (including the change of place of incorporation or domicile of such entity).

1.20 “CMC Activities” shall mean, with respect to a particular Project ATV (or components thereof) and Research Program, chemistry, manufacturing and control activities sufficient to produce a full data set from transfection into a stable pool through to quality assurance released clinical grade drug product.

1.21 “CMC Activities Package” shall have the meaning provided in Section 2.1(d)(i).

1.22 “CMC Estimated Timeline” shall have the meaning provided in Section 2.1(d)(i).

1.23 “CMC Fee” shall have the meaning provided in Section 2.1(d)(i).

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1.24 “CMC Monthly Fee” shall mean, on a Research Program-by-Research Program basis, if Paragon is performing CMC Activities under this Agreement, the CMC Monthly Fee set forth on Exhibit C applicable to such CMC Activities.

1.25 “CMC Project ATV” shall have the meaning provided in Section 2.1(d)(i).

1.26 “CMC Substitution Project ATV” shall have the meaning provided in Section 2.1(d)(ii).

1.27 “Commercialize” or “Commercializing” shall mean to market, promote, distribute, offer for sale, sell, have sold, import, have imported, export, have exported or otherwise commercialize a product. When used as a noun, “Commercialization” means any and all activities involved in Commercializing.

1.28 “Confidential Information” of a Party shall mean any and all non-public scientific, business, regulatory, or technical information that is disclosed or made available by or on behalf of one Party (the “Disclosing Party”) to any other Party (a “Receiving Party”) in connection with this Agreement, whether in writing, orally, visually or otherwise. Notwithstanding any provision of this Agreement to the contrary, on a Research Program-by-Research Program basis, all (a) Paragon Platform Technology and Transit Antibody Technology shall be the Confidential Information of Paragon, and (b) Project ATV Inventions and Project ATV Technology shall be the Confidential Information of all Parties, and each Party shall be deemed as both the “Disclosing Party” and the “Receiving Party” with respect thereto; provided, that if, with respect to a particular Research Program, Korsa does not exercise the Option or the Parties do not enter into the License Agreement in accordance with this Agreement, then the Project ATV Technology for such Research Program shall thereafter be the Confidential Information of Paragon.

1.29 “Control” (including any variations such as “Controlled” and “Controlling”) shall mean, with respect to any technology or Intellectual Property Rights, possession by a Party and the ability (whether by ownership, license or otherwise) to grant a license or a sublicense of or under such technology or Intellectual Property Rights without violating the terms of any agreement or other arrangement with any Third Party or requiring a payment. Notwithstanding the foregoing, a Party and its Affiliates shall not be deemed to “Control” any technology or Intellectual Property Rights that (a) prior to the consummation of a Change of Control of such Party, is owned or in-licensed, or (b) after the consummation of a Change of Control of such Party, becomes owned or in-licensed (to the extent such technology or Intellectual Property Rights are developed outside of the scope of the activities conducted hereunder and without use of or reference to any technology or Intellectual Property Rights Controlled by such Party or any Affiliate of such Party immediately before such Change of Control, or any Confidential Information of the other Party), in each case ((a) or (b)), by a Third Party that becomes an Affiliate of such Party after the Effective Date as a result of such Change of Control or an assignee of such Party after the Effective Date as the result of an assignment of this Agreement in connection with a Change of Control unless prior to the consummation of such Change of Control or assignment, such Party or any of its Affiliates also Controlled such technology or Intellectual Property Rights.

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1.30 “Cost Advance” shall have the meaning provided in Section 5.2(b).

1.31 “Cover” or “Covering” shall mean, with respect to a Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, selling, importation, or exportation of such product would infringe a valid and unexpired claim of such Patent.

1.32 “Deliverables” shall have the meaning provided in Section 2.1(e)(i).

1.33 “Derived Antibody” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 1.35 as applicable to a Research Program.

1.34 “Derived Antibody Patent” shall mean, on a Research Program-by-Research Program basis, any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived Antibody.

1.35 “Derived ATV” shall mean, with respect to a Project ATV, any ATV that consists of:

(a) a Therapeutic Antibody as follows:

(i) with respect to a Project ATV for a Single Therapeutic Target Research Program, a Therapeutic Antibody that is Directed To the applicable Selected Therapeutic Target (and no other Targets), which Therapeutic Antibody may be:

(x)	the Project Antibody included in such Project ATV; or

(y)

a monospecific Therapeutic Antibody that is derived from or constitutes a Modification of the Project Antibody included in such Project ATV, that in each case has [***] (a “Derived Antibody” for a Single Therapeutic Target Research Program); or

(ii) with respect to a Project ATV for a Dual Therapeutic Target Research Program, a first Therapeutic Antibody that is Directed To the first applicable Selected Therapeutic Target (and no other Targets) and a second Therapeutic Antibody that is Directed To the second applicable Selected Therapeutic Target (and no other Targets), one or both of which first and second Therapeutic Antibodies may be as under clause (a)(i)(x) or (y) above applied mutatis mutandis (each a “Derived Antibody” for a Dual Therapeutic Target Research Program); and

(b) a Transit Antibody that is Directed To the applicable Selected Transit Target (and no other Targets), which Transit Antibody may be:

(i) the Transit Antibody included in such Project ATV;

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(ii) a Transit Antibody that is derived from or constitutes a Modification of the Transit Antibody included in such Project ATV, that in each case has [***] (a “Derived Transit Antibody”); or

(iii) any other Transit Antibody (an “Other Transit Antibody”).

For avoidance of doubt, with respect to a Project ATV, any ATV that consists of (1) the Project Antibody included in such Project ATV or a Derived Antibody with respect to such Project Antibody, and (2) a Transit Antibody Directed To the applicable Selected Transit Target, will be deemed a Derived ATV, irrespective of origin of any of the components of such ATV, and whether or not such ATV utilizes the same Project ATV Technology or Transit Antibody Technology as the Project ATV from which it was derived.

1.36 “Derived ATV Patent” shall mean, on a Research Program-by-Research Program basis, any Patent that Covers the composition of matter of, or any method of specifically making or using, any Derived ATV or any component thereof.

1.37 “Derived Transit Antibody” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 1.35 as applicable to a Research Program.

1.38 “Develop” or “Developing” shall mean to discover, evaluate, test, research or otherwise develop a product. When used as a noun, “Development” means any and all activities involved in Developing.

1.39 “Development Costs” shall mean, on a Research Program-by-Research Program basis, (a) [***] (such amounts, the “Third Party Costs”), and (b) [***] (such development fees, the “Development Fees”, and the development fees to be paid in any given Calendar Year during the Research Program, the “Annual Development Fees”); in each case ((a) and (b)) to the extent consistent with the Research Plan (including [***]). For clarity, Development Costs shall exclude the CMC Fee but shall include any Third Party Costs paid by Paragon with respect to the performance of the CMC Activities.

1.40 “Directed To” shall mean, with regard to an Antibody or product, that such Antibody or product is developed or designed to (a) [***], and (b) [***].

1.41 “Dispute” shall have the meaning provided in Section 11.7.

1.42 “Dual Therapeutic Target Research Program” shall have the meaning provided in Section 1.105.

1.43 “Effective Date” shall have the meaning provided in the first paragraph of this Agreement.

1.44 “Election Notice” shall have the meaning provided in Section 4.3.

1.45 “Equity Grant” shall have the meaning provided in Section 5.8.

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1.46 “FDA” shall mean the United States Food and Drug Administration, or a successor federal agency thereto.

1.47 “Field” shall mean the prophylaxis, palliation, treatment and diagnosis of human disease and disorders in all therapeutic areas.

1.48 “Final Deliverable” shall, on a Research Program-by-Research Program basis, have the meaning provided in the Research Plan for such Research Program.

1.49 “GLP Tox Initiation” shall have the meaning provided in Section 1.1.

1.50 “Indemnified Party” shall have the meaning provided in Section 10.3.

1.51 “Indemnifying Party” shall have the meaning provided in Section 10.3.

1.52 “Intellectual Property Rights” shall mean any and all proprietary rights provided under (a) patent law, including any Patents, (b) copyright law, or (c) any other applicable statutory provision or common law principle, including trade secret law, that may provide a right in Know-How, or the expression or use thereof.

1.53 “JDC” shall have the meaning provided in Section 3.1.

1.54 “Know-How” shall mean all technical information and know-how in any tangible or intangible form, including (a) inventions, discoveries, trade secrets, data, specifications, instructions, processes, formulae, materials (including cell lines, vectors, plasmids, nucleic acids and the like), methods, protocols, expertise and any other technology, including the applicability of any of the foregoing to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and (b) all data, instructions, processes, formulae, strategies, and expertise, whether biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical, analytical, or otherwise and whether related to safety, quality control, manufacturing or other disciplines. Notwithstanding the foregoing, Know-How excludes Patent claims.

1.55 “Korsa” shall have the meaning provided in the first paragraph of this Agreement.

1.56 “Korsa Indemnitee” shall have the meaning provided in Section 10.2.

1.57 “Korsa IP” shall have the meaning provided in Section 2.1(c)(ii).

1.58 “Korsa Product” shall mean, on a Research Program-by-Research Program basis, individually or collectively, as applicable, Project Antibodies, Derived Antibodies, Antibody Products, Project ATVs, Derived ATVs and ATV Products.

1.59 “License Agreement” shall have the meaning provided in Section 4.4.

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1.60 “License Agreement Dispute” shall have the meaning provided in Section 4.4.

1.61 “Licensed Transit Antibody Patents” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 1.62.

1.62 “Licensed Transit Antibody Technology” shall mean, on a Research Program-by-Research Program basis, (a) the Transit Antibody Inventions relating specifically and solely to the composition of matter of, or any method of using, making or manufacturing, any Transit Antibody included in a Project ATV, (b) the Transit Antibody Patents that Cover the composition of matter of, or any method of using, making or manufacturing, any Transit Antibody included in a Project ATV (“Licensed Transit Antibody Patents”), (c) the Transit Antibody Information, and (d) the Transit Antibody Results relating specifically and solely to any Transit Antibody included in a Project ATV. For clarity, if the Parties execute the License Agreement for a Research Program and the Research Term for such Research Program continues following execution of such License Agreement, any Licensed Transit Antibody Technology under such Research Program first conceived, reduced to practice or otherwise generated following the execution of such License Agreement shall be non-exclusively licensed to Korsa under such License Agreement as described in Exhibit B.

1.63 “Losses” shall have the meaning provided in Section 10.1.

1.64 “MAA” shall mean (a) a New Drug Application in the United States, as defined in the United States Federal Food, Drug and Cosmetics Act, and applicable regulations promulgated thereunder by the FDA, (b) a Biologics License Application in the United States, as defined in the United States Public Health Service Act, or (c) any application filed with any Regulatory Authority in a country other than the United States that is equivalent to either of the foregoing.

1.65 “Manufacture” or “Manufacturing” shall mean to make, produce, manufacture, process, fill, finish, package, label, perform quality assurance testing, release, ship or store a product or any component thereof, as applicable. When used as a noun, “Manufacture” or “Manufacturing” means any and all activities involved in Manufacturing a product or any component thereof, as applicable.

1.66 “Milestone” shall have the meaning provided in Section 5.3.

1.67 “Milestone Payment” shall have the meaning provided in Section 5.3.

1.68 “Modification” shall mean, with respect to an Antibody, a modification of such Antibody, including an ScFv or Fab, or the heavy chain or light chain independently, or segments thereof, or any pegylated version (whether or not including sequence changes), any fusion protein, chimeric protein, peptide, siRNA, polynucleotide, affinity matured Antibody, mutagenized (e.g., by random mutagenesis, in vitro selection or site directed mutagenesis, or by a single round of mutagenesis or selection or multiple iterations of mutagenesis or selection, in each case including any associated substitutions) Antibody, or any fragment of such Antibody.

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1.69 “Multispecific Antibody” shall mean, on a Research Program-by-Research Program basis, any Antibody that is comprised of (a) [***], and (b) [***].

1.70 “Multispecific Antibody Product” means any product that comprises or contains any Multispecific Antibody.

1.71 “Multispecific ATV” shall mean, on a Research Program-by-Research Program basis, any ATV that is comprised of (a) a Project ATV or a Derived ATV, and (b) one (1) or more Antibodies or moieties that are Directed To one (1) or more Targets other than the applicable Selected Therapeutic Target(s) and Selected Transit Target.

1.72 “Multispecific ATV Product” shall mean, on a Research Program-by-Research Program basis, any product that comprises or contains any Multispecific ATV.

1.73 “Nomination of a DC” shall have the meaning provided in Section 1.1.

1.74 “Notice of Dispute” shall have the meaning provided in Section 11.7(a).

1.75 “Option” shall have the meaning provided in Section 4.1.

1.76 “Option Period” shall have the meaning provided in Section 4.3.

1.77 “Other Transit Antibody” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 1.35 as applicable to a Research Program.

1.78 “Other Transit Antibody IP” shall mean any Intellectual Property Rights owned or controlled by Paragon and its Affiliates that relate to or Cover the composition of matter of, or any method of using, making or manufacturing, any Other Transit Antibody.

1.79 “Paragon” shall have the meaning provided in the first paragraph of this Agreement.

1.80 “Paragon In-Licensed IP” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 2.1(c)(i).

1.81 “Paragon Indemnitee” shall have the meaning provided in Section 10.1.

1.82 “Paragon Platform Know-How” shall mean (a) Know-How relating to antibody-based product (including Antibodies, antibody-drug conjugates, Transit Antibodies and ATVs) discovery and development, (b) all methods, materials and other Know-How used in the foregoing, and (c) platforms embodying, components, component steps and other portions of any of the foregoing in (a) or (b), in each case of (a) through (c) that are Controlled by Paragon or its Affiliates prior to or during the Term. The Paragon Platform Know-How shall exclude Know-How included in the Transit Antibody Technology.

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1.83 “Paragon Platform Know-How Improvement” shall mean all Know-How developed or discovered through or as a result of the activities performed by or on behalf of Paragon under a Research Program that constitutes an improvement, enhancement, modification, substitution, or alteration to the Paragon Platform Technology; provided, however, (a) the Paragon Platform Know-How Improvements shall exclude Know-How included in the Transit Antibody Technology, and (b) to the extent any of the Know-How developed or discovered under the Research Program specifically and solely relates to a Project ATV, such Know-How (other than the Know-How included in the Transit Antibody Technology) will be considered Project ATV Technology, and in each case not Paragon Platform Know-How Improvements.

1.84 “Paragon Platform Patents” shall mean all Patents that Paragon or its Affiliates Control prior to or during the Term that Cover Paragon Platform Know-How or Paragon Platform Know-How Improvements. The Paragon Platform Patents shall exclude Transit Antibody Patents.

1.85 “Paragon Platform Technology” shall mean Paragon Platform Know-How, Paragon Platform Know-How Improvements, and Paragon Platform Patents.

1.86 “Parasa” shall have the meaning provided in the first paragraph of this Agreement.

1.87 “Party” or “Parties” shall have the meaning provided in the first paragraph of this Agreement.

1.88 “Patents” shall mean (a) unexpired patents and patent applications, (b) any and all divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates and the like of any such patents and patent applications, and (c) any and all foreign equivalents of the foregoing.

1.89 “Phase I Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(a), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.90 “Phase II Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(b), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.91 “Phase III Trial” shall mean a human clinical trial in any country of the type described in 21 C.F.R. §312.21(c), or the foreign equivalent thereof, regardless of where such clinical trial is conducted.

1.92 “Pre-Effective Date Development Costs” shall have the meaning provided in Section 5.2(e).

1.93 “Project Antibody” shall mean, on a Research Program-by-Research Program basis, a Therapeutic Antibody that is included in a Project ATV.

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1.94 “Project ATV” shall mean, on a Research Program-by-Research Program basis, any and all ATVs that comprise or contain (a) (i) with respect to a Single Therapeutic Target Research Program, a Therapeutic Antibody that is Directed To the applicable Selected Therapeutic Target (and no other Targets), or (ii) with respect to a Dual Therapeutic Target Research Program, a first Therapeutic Antibody that is Directed To the first applicable Selected Therapeutic Target (and no other Targets) and a second Therapeutic Antibody that is Directed To the second applicable Selected Therapeutic Target (and no other Targets), and (b) a Transit Antibody that is Directed To the Selected Transit Target (and no other Targets), and that in each case are discovered, generated, identified or characterized by Paragon in the course of performing the applicable Research Program. For clarity, Project ATVs do not include (x) Therapeutic Antibodies that are Directed To a Target other than the applicable Selected Therapeutic Target(s), and (y) Transit Antibodies that are Directed To a Brain Transit Target other than the applicable Selected Transit Target.

1.95 “Project ATV Information” shall mean, on a Research Program-by-Research Program basis, electronic files containing a description of the Project ATVs discovered, generated, identified or characterized under a Research Program, including the sequences of all Therapeutic Antibodies included in the Project ATVs but excluding any Transit Antibody Information.

1.96 “Project ATV Invention” shall mean, on a Research Program-by-Research Program basis, (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under a Research Program that constitutes the composition of matter of (i) any Project ATV as a whole, or (ii) any Project Antibody included in a Project ATV, and (b) all Intellectual Property Rights therein that are Controlled by Paragon or its Affiliates. Project ATV Inventions expressly exclude any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under a Research Program that (x) constitutes Transit Antibody Inventions, or (y) does not specifically and solely relate to a Project ATV (including linkers with broader applicability to ATVs), and all Intellectual Property Rights in the foregoing that are Controlled by Paragon or its Affiliates.

1.97 “Project ATV Patents” shall mean, on a Research Program-by-Research Program basis, all Patents that Cover the composition of matter of (a) any Project ATV as a whole, or (b) any Project Antibody included in a Project ATV, including Patents with the following claims: (i) claims to the Project Antibody included in a Project ATV; (ii) claims to the Project Antibody included in a Project ATV with any Transit Antibody included in a Project ATV; and (iii) specific picture claims to the Project ATVs, that are in each case Controlled by Paragon or its Affiliates. Project ATV Patents shall exclude Transit Antibody Patents.

1.98 “Project ATV Samples” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 2.1(e)(i).

1.99 “Project ATV Selection Criteria” shall mean, on a Research Program-by-Research Program basis, those criteria agreed to by the Parties in the Research Plan that establish that a Project ATV is suitable for clinical testing.

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1.100 “Project ATV Technology” shall mean, on a Research Program-by-Research Program basis, (a) the Project ATV Inventions, (b) the Project ATV Patents, (c) the Project ATV Information and Results, and (d) all Intellectual Property Rights therein that are Controlled by Paragon and its Affiliates, but excluding in each case any Paragon In-Licensed IP. For clarity, if the Parties execute the License Agreement for a Research Program and the Research Term for such Research Program continues following execution of such License Agreement, any Project ATV Technology under such Research Program first conceived, reduced to practice or otherwise generated following the execution of such License Agreement shall be exclusively licensed to Korsa under such License Agreement as described in Exhibit B. The Project ATV Technology shall exclude the Paragon Platform Technology, the Transit Antibody Technology, the Other Transit Antibody IP and the Paragon In-Licensed IP.

1.101 “Regulatory Approval” shall mean all clearances, approvals (including approval of an MAA as well as any applicable pricing and/or reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority necessary to commercially distribute, sell and market a pharmaceutical or biologic product in a country or territory.

1.102 “Regulatory Authority” shall mean any supranational, multinational, federal, national, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over the clinical development, manufacture, marketing or sale of a pharmaceutical or biologic product in a country or region, including the FDA in the United States.

1.103 “Representatives” of a Party shall mean such Party’s and its Affiliates’ officers, directors, employees, contractors, subcontractors, agents and consultants.

1.104 “Research Plan” shall, on a Research Program-by-Research Program basis, have the meaning provided in Section 2.1(b).

1.105 “Research Program” shall mean each research program agreed to by the Parties to (a) discover, generate, identify and characterize ATVs that include Transit Antibodies Directed To the Selected Transit Target (and no other Targets) and either (i) Therapeutic Antibodies Directed To a single, mutually agreed Therapeutic Target (and no other Targets) (a “Single Therapeutic Target Research Program”), or (ii) Therapeutic Antibodies Directed To two mutually agreed Therapeutic Targets (and no other Targets) (a “Dual Therapeutic Target Research Program”), and in each case to perform such additional activities with respect to such ATVs, and (b) conduct certain other activities to develop Transit Antibody Technology, including with respect to Transit Antibodies that may be Directed To Brain Transit Targets other than the Selected Transit Target, in each case of (a) and (b) as set forth in the applicable Research Plan.

1.106 “Research Term” shall mean, on a Research Program-by-Research Program basis, the period of time beginning on the agreement by the Parties on the Research Plan for such Research Program and continuing until completion of the activities under such Research Plan or such other date mutually agreed upon by the Parties; provided, that (a) if Korsa does not exercise the Option for such Research Program in accordance with Section 4.3 prior to expiration of the applicable Option Period, then upon such expiration the Research Term shall automatically

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terminate and Paragon shall have no obligation to perform any activities under such Research Plan thereafter, or (b) if Korsa exercises the Option during the applicable Option Period in accordance with Section 4.3 but (i) the Parties are unable to finalize and execute a License Agreement and (ii) neither Party has delivered notice of a License Agreement Dispute during the applicable [***] period in accordance with Section 4.4, then upon the expiration of such period the Research Term shall automatically terminate and Paragon shall have no obligation to perform any activities under such Research Plan thereafter.

1.107 “Results” shall mean, on a Research Program-by-Research Program basis, the data, results, analysis, conclusions, outcomes, information, documentation, and reports that are generated by or on behalf of Paragon in performance of a Research Program with respect to the Project ATVs, excluding Project ATVs, Project ATV Inventions, Project ATV Patents, the Project ATV Information and Transit Antibody Technology.

1.108 “Royalty Product” shall have the meaning provided in Exhibit B.

1.109 “Selected Therapeutic Target” shall have the meaning provided in Section 2.1(a).

1.110 “Selected Transit Target” shall have the meaning provided in Section 2.1(a).

1.111 “Shares” shall mean shares of common stock, par value $0.0001, of Korsa.

1.112 “Single Therapeutic Target Research Program” shall have the meaning provided in Section 1.105.

1.113 “Target” shall mean a protein molecule that (a) [***], and (b) [***]. Targets shall include Therapeutic Targets and Brain Transit Targets.

1.114 “Term” shall have the meaning provided in Section 9.1.

1.115 “Territory” shall mean worldwide.

1.116 “Therapeutic Antibody” shall have the meaning provided in Section 1.8.

1.117 “Therapeutic Target” shall mean a protein molecule that (a) [***], and (b) [***].

1.118 “Third Party” shall mean any person or entity other than Paragon, Parasa or Korsa or an Affiliate of any of Paragon, Parasa or Korsa.

1.119 “Third Party Claim” shall have the meaning provided in Section 10.1.

1.120 “Transit Antibody” shall have the meaning provided in Section 1.8.

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1.121 “Transit Antibody Information” shall mean, on a Research Program-by-Research Program basis, electronic files containing the sequences of all Transit Antibodies included in the Project ATVs.

1.122 “Transit Antibody Invention” shall mean, on a Research Program-by-Research Program basis, (a) any invention or discovery, whether or not patentable, that was discovered or reduced to practice by or on behalf of Paragon under a Research Program that constitutes the composition of matter of any Transit Antibody or that relates to Transit Antibody discovery or development or methods of using, making or manufacturing Transit Antibodies or their components, and (b) all Intellectual Property Rights therein that are Controlled by Paragon or its Affiliates.

1.123 “Transit Antibody Patents” shall mean, on a Research Program-by-Research Program basis, all Patents that Cover the composition of matter of, or any method of using, making or manufacturing, any Transit Antibody, including Patents with the following claims: (a) claims to the Transit Antibody included in a Project ATV; and (b) claims to the Transit Antibody included in a Project ATV with any second monospecific or multispecific Antibody (other than any such claims that expressly recite the sequence of the Project Antibody included in a Project ATV), that are in each case Controlled by Paragon or its Affiliates.

1.124 “Transit Antibody Results” shall mean, on a Research Program-by-Research Program basis, the data, results, analysis, conclusions, outcomes, information, documentation, and reports that are generated by or on behalf of Paragon in performance of a Research Program to the extent relating to Transit Antibodies, including the Transit Antibody Information but excluding Transit Antibodies, Transit Antibody Inventions and Transit Antibody Patents.

1.125 “Transit Antibody Technology” shall mean, on a Research Program-by-Research Program basis, (a) the Transit Antibody Inventions, (b) the Transit Antibody Patents, (c) the Transit Antibody Information and the Transit Antibody Results, and (d) all Intellectual Property Rights therein that are Controlled by Paragon and its Affiliates. The Transit Antibody Technology shall exclude the Paragon In-Licensed IP and the Other Transit Antibody IP.

1.126 “Valid Claim” shall mean, with respect to particular Patent in a particular country, (a) a claim of an issued and unexpired patent (including the term of any patent term extension, supplemental protection certificate, renewal or other similar extension) in such country within such Patent that has not been abandoned or revoked, or held unpatentable, invalid or unenforceable in a final decision of a court or other governmental authority of competent jurisdiction from which no appeal may be taken, or has been taken before the expiry of the permitted time period, and that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise, or (b) a claim within a patent application in such country within such Patent that has not been pending more than [***] years from the earliest priority date of such claim and which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.

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ARTICLE 2

CONDUCT OF RESEARCH PROGRAM

2.1 Research Program.

(a) Overview. The Parties intend to initiate one or more Research Programs, each focused on (i) discovering, generating, identifying and characterizing one or more ATV candidates that comprise or contain (x) (1) with respect to a Single Therapeutic Target Research Program, a Therapeutic Antibody Directed To a single, mutually agreed Therapeutic Target (and no other Targets), or (2) with respect to a Dual Therapeutic Target Research Program, a first Therapeutic Antibody Directed To the first mutually agreed Therapeutic Target (and no other Targets) and a second Therapeutic Antibody Directed To the second mutually agreed Therapeutic Target (each Therapeutic Target that is the subject of a Research Program, a “Selected Therapeutic Target”), and (y) a Transit Antibody Directed To a mutually agreed Brain Transit Target (the “Selected Transit Target”), and (ii) conducting certain other activities to develop Transit Antibody Technology, including with respect to Transit Antibodies that may be Directed To Brain Transit Targets other than the Selected Transit Target, in each case of (i) and (ii) as further set forth in the Research Plan for such Research Program. As of the Effective Date, the Parties have agreed to the Research Programs listed on Exhibit A, labeled as “Research Program 001,” “Research Program 002” and “Research Program 003.” The Parties acknowledge and agree that Research Program 003 is [***], and references to a Research Programs with respect to Research Program 003 shall be interpreted accordingly. Additional Research Programs may be added to this Agreement by mutual written agreement of the Parties, it being understood that each Party may accept or reject a new Research Program in its sole discretion and no Party shall be obligated under this Agreement to agree to any further Research Programs.

(b) Research Plan. No later than [***] after the Effective Date (or, in the case of any Research Program added after the Effective Date, no later than [***] after the Parties’ written agreement on such additional Research Program), the Parties will agree on a research plan, to the extent a research plan has not been previously agreed upon, for each Research Program that will include design, modeling, synthesis, evaluation, and other mutually agreed activities (“Research Plan”). The Research Plan shall also provide for the use of any Paragon In-Licensed IP or Korsa IP and the performance of any CMC Activities that have been agreed by the Parties for a Research Program. For clarity, if at the end of such [***] period (or any extension thereof mutually agreed in writing) (i) the Parties have not agreed on the Research Plan for a Research Program, or (ii) Korsa has not paid Paragon the Research Initiation Fee for a Research Program, Paragon shall have no obligations to Korsa with respect to such Research Program or the corresponding ATVs that include Therapeutic Antibodies Directed To the Selected Therapeutic Target(s) and Transit Antibodies Directed To the Selected Transit Target. Once the Parties agree on the Research Plan and Korsa pays the Research Initiation Fee for a Research Program, Paragon and Parasa shall conduct research under such Research Program during the Research Term in an effort to (1) discover, generate, identify or characterize Project ATVs for further Development, Manufacture and Commercialization (“ATV Production Activities”), (2) perform certain other activities with respect to the Project ATVs, including Development and Manufacturing activities

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with respect to the Project ATVs, and (3) conduct certain other activities to develop Transit Antibody Technology, in each case of (1) through (3) (inclusive) if and as set forth in the applicable Research Plan (which other activities, for clarity, may be performed following Korsa’s exercise of the Option or execution of a License Agreement for such Research Program). The Parties may amend a Research Plan upon mutual written agreement. Paragon and Parasa will use [***] to conduct and complete the activities set forth in a Research Plan on the timelines set forth in such Research Plan and in compliance with the Budget for such Research Program.

(c) Use of Other Technology.

(i) If the Parties desire for Paragon to use Third Party Intellectual Property Rights Controlled by Paragon (e.g., huMab murine models, linkers or technology relating to Transit Antibodies) (“Paragon In-Licensed IP”) in the conduct of a Research Program, then (x) such use shall be set forth in the Research Plan for such Research Program, and (y) Korsa shall be responsible for paying to Paragon as part of the Development Fees the [***].

(ii) If the Parties desire for Paragon to use (x) Intellectual Property Rights owned by Korsa or its Affiliates, or (y) Intellectual Property Rights in-licensed by Korsa or its Affiliates from Third Parties (e.g., linkers or technology relating to Transit Antibodies) ((x) and (y) collectively, “Korsa IP”) in the conduct of a Research Program, then (1) such use shall be set forth in the Research Plan for such Research Program, (2) Korsa shall be responsible for obtaining any necessary licenses and rights with respect to any in-licensed Korsa IP to enable Paragon and Parasa to access and use such in-licensed Korsa IP to conduct such Research Program in accordance with the applicable Research Plan, and (3) Korsa shall be responsible for all costs to provide Paragon with the right to access and use such Korsa IP in the conduct of such Research Program. During the Research Term for any Research Program in which Korsa IP is used, Korsa hereby grants to Paragon and Parasa a non-exclusive, sublicensable (to Paragon’s and Parasa’s Third Party service providers, subcontractors, consultants and other agents performing activities on behalf of Paragon or Parasa under the Research Program), royalty-free and fully paid-up license under the Korsa IP to access and use the Korsa IP to conduct such Research Program in accordance with the applicable Research Plan.

(d) CMC Activities.

(i) Korsa may request that Paragon perform CMC Activities for a particular Project ATV in furtherance of a Research Program by selecting one (1) Project ATV from such Research Program (the “CMC Project ATV”) and a CMC Activities package from the options set forth on Exhibit C (the “CMC Activities Package”) and delivering written notice thereof to Paragon during the applicable Research Term. Following receipt of such notice, if Paragon, in its sole discretion, agrees in writing to perform such CMC Activities for the CMC Project ATV, then the Parties shall, through the JDC, mutually agree on an amendment to the Research Plan for such Research Program that shall include (1) the CMC Activities to be performed by Paragon for the CMC Project ATV, (2) an updated Budget that includes the total fee corresponding to the mutually agreed CMC Activities Package as set forth on Exhibit C (the “CMC Fee”) and any estimated Third Party Costs to be incurred by Paragon in the performance

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of the CMC Activities as part of the Development Fees, and (3) the estimated number of months until completion of the CMC Activities corresponding to the mutually agreed CMC Activities Package as set forth on Exhibit C (the “CMC Estimated Timeline”). If CMC Activities are completed prior to the end of the CMC Estimated Timeline, the total CMC Fee related to the CMC Activities will still be payable to Paragon. Any portion of the CMC Fee that was not billed prior to completion of the CMC Activities shall be invoiced to Korsa upon completion of the CMC Activities. If Korsa requests any material changes to the scope of any CMC Activities, and Paragon, in its sole discretion, agrees to such changes, or the Parties otherwise agree to changes to the scope of any CMC Activities, then the Parties shall, through the JDC, mutually agree on an amendment to the applicable Research Plan, which shall include such changes, and any adjustments to the CMC Fee (and corresponding CMC Monthly Fee) to account for the impact of such changes on Paragon’s costs.

(ii) The JDC shall oversee the performance of the CMC Activities and shall have the authority to determine whether, based on the progress of such CMC Activities, the CMC Activities should be performed with respect to a different Project ATV. If the JDC makes such determination, Korsa shall have the one-time right, exercisable upon written notice within [***] of the JDC’s determination, to substitute the CMC Project ATV with a different Project ATV (such Project ATV, the “CMC Substitution Project ATV”). If Paragon agrees, in its sole discretion, to perform the CMC Activities for the CMC Substitution Project ATV, the Parties shall update the applicable Research Plan, a new CMC Fee and CMC Estimated Timeline shall apply to such CMC Activities, and any unpaid portion of the CMC Fee for the CMC Activities for the original CMC Project ATV shall be waived. If Paragon does not agree to proceed with CMC Activities for the CMC Substitution Project ATV, the Parties shall amend the applicable Research Plan so that it does not require the performance of any CMC Activities or further payment of the CMC Fee.

(e) Deliverables; Project ATV Samples.

(i) On a Research Program-by-Research Program basis following completion of the ATV Production Activities set forth in the applicable Research Plan, Paragon and Parasa will deliver to Korsa a data package that includes the Project ATV Information, the Transit Antibody Information and the Results for the then-existing Project ATVs for such Research Program (the “Deliverables”). Additionally, upon request by Korsa, and at [***] cost and expense, Paragon and Parasa shall provide to Korsa samples of the Project ATVs for such Research Program that have been expressed in accordance with the applicable Research Plan (“Project ATV Samples”) to enable Korsa to evaluate the Option. Following completion of a Research Program, Paragon shall deliver to Korsa the Final Deliverable for such Research Program, if any.

(ii) During the Option Period with respect to each Research Program, Korsa will review the Deliverables and Project ATV Samples for such Research Program to determine whether [***] Project ATV for such Research Program meets the applicable Project ATV Selection Criteria. If Korsa determines that [***] Project ATV for such Research Program meets the applicable Project ATV Selection Criteria, then Korsa shall so notify Paragon in writing prior to the end of the applicable Option Period.

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(f) Conduct of Research Program. On a Research Program-by-Research Program basis during the applicable Research Term, Paragon and Parasa shall (i) perform the activities assigned to it under the applicable Research Plan in a professional, diligent and good scientific manner, in compliance with all Applicable Law, and in compliance with such Research Plan; (ii) ensure that its Representatives and subcontractors diligently perform such Research Program in a manner in accordance with generally accepted industry practices by appropriately trained personnel who are experienced in the relevant fields and in compliance with Applicable Law; (iii) keep Korsa fully informed regarding the progress and results of such Research Program; (iv) promptly provide Korsa with any additional information regarding such Research Program that Korsa reasonably requests; (v) participate in teleconference(s) at a time(s) agreed upon by the Parties to provide an update to Korsa on the performance of such Research Program; and (vi) give Korsa prompt written notice with respect to information known or believed by Paragon and Parasa to be likely to materially impede or otherwise adversely affect the performance of such Research Program.

2.2 Subcontractors. Paragon and Parasa may perform the activities under each Research Program through one or more subcontractors; provided, that Paragon and Parasa shall at all times be fully responsible for the compliance of such subcontractors with this Agreement and for the performance of their obligations under this Agreement.

2.3 Research Books and Records; Audit. Paragon shall maintain complete and accurate records related to the activities performed by Paragon under each Research Program. All such books and records shall be retained by Paragon and Parasa on a Research Program-by-Research Program basis until the later of: (a) [***] after the end of the applicable stage of research; and (b) such longer period as may be required by Applicable Law. Upon Korsa’s request and at [***] expense, Paragon shall provide copies of such records or such records shall be made available for Korsa’s reasonable review, audit and inspection upon reasonable notice and with reasonable frequency.

ARTICLE 3

GOVERNANCE

3.1 Joint Development Committee. The Parties will establish a single Joint Development Committee (the “JDC”) to oversee and coordinate the activities under each Research Program in accordance with the remainder of this 2.3. The JDC shall be comprised of two (2) employees from Korsa and two (2) employees from Paragon, with each Party designating one (1) such employee as its JDC co-chairperson. Subject to the foregoing, each Party shall appoint its respective representatives to the JDC from time to time, and may change its representatives, in its sole discretion, effective upon notice to the other Parties designating such change. Representatives from each Party shall have appropriate technical credentials, experience and knowledge pertaining to and ongoing familiarity with the activities to be performed under each Research Program.

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3.2 JDC Meetings. The JDC shall meet in accordance with a schedule established by mutual written agreement of the Parties no less frequently than once every three (3) months, on a Research Program-by-Research Program basis, until the end of the period specified in Section 3.4. The JDC may meet by means of teleconference, videoconference or other similar means, as jointly determined by the Parties. As appropriate, additional employees or consultants may from time to time attend the JDC meetings as nonvoting observers; provided, that any such consultant shall agree in writing to comply with the confidentiality obligations under this Agreement; and provided, further that no Third Party personnel may attend unless otherwise agreed by all Parties. Each Party shall bear its own expenses related to the attendance of the JDC meetings by its representatives. Each Party may also call for special meetings to resolve particular matters requested by such Party. Paragon shall be responsible for keeping minutes of each JDC meeting that record in writing all decisions made, action items assigned or completed and other appropriate matters. Paragon shall send meeting minutes to all members of the JDC within [***] after a meeting for review. Each member shall have [***] from receipt in which to comment on and to approve/provide comments to the minutes (such approval not to be unreasonably withheld, conditioned or delayed). If a member, within such time period, does not notify the drafting Party that s/he does not approve of the minutes, the minutes shall be deemed to have been approved by such member.

3.3 JDC Functions. The JDC’s responsibilities are as follows:

(a) Developing, reviewing, overseeing and coordinating the activities under each Research Plan;

(b) Periodically reviewing the progress of activities under each Research Plan;

(c) Updating or modifying each Research Plan; provided, that such update or modification does not obligate any Party to perform any task or expend any resources outside of or beyond its obligations under the applicable Budget;

(d) Reviewing performance against the applicable Budget and timeline for each Research Program periodically (at least [***]), and periodically meeting to review and (subject to mutual approval of the Parties) approving any discovery project Budget deviation where such deviation is greater than [***] percent [***]%);

(e) Reviewing the reconciliation of Actual Quarterly Costs at the end of each Calendar Quarter for each Research Program;

(f) Determining whether the Project ATV Selection Criteria for a Research Program are not achievable for any reason and therefore such Research Program no longer warrants further research; and

(g) Determining whether, based on the progress of the CMC Activities for a CMC Project ATV, the CMC Activities should be performed with respect to a different Project ATV.

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3.4 JDC Decision Making and Disputes. The JDC will endeavor to make decisions by consensus, with each of Korsa and Paragon having one vote. If consensus is not reached by the Parties’ Representatives pursuant to such vote, then disputes relating to: (a) the reconciliation of Actual Quarterly Costs, as set forth in Section 5.2(c), will be resolved in accordance with Section 11.6; (b) technical or scientific decisions in the course of operationalizing a Research Program, including the nature of activities to be performed by Paragon and Parasa thereunder and the determination as to whether the CMC Activities should be performed with respect to a different Project ATV, shall be finally decided by [***]; and (c) the Budget for each Research Program (except with respect to the CMC Fee, which is determined in accordance with Section 2.1(c)(ii)), and all other matters not covered by clauses (a) or (b), shall be finally decided by [***]. For clarity, and notwithstanding the creation of the JDC, each Party shall retain the rights, powers and discretion granted to it hereunder, and the JDC shall not be delegated or vested with such rights, powers or discretion unless such delegation or vesting is expressly provided herein, or the Parties expressly so agree in writing. The JDC shall not have the power to amend, waive or modify any term of this Agreement, and no decision of the JDC shall be in contravention of any terms and conditions of this Agreement. It is understood and agreed that issues to be formally decided by the JDC are limited to those specific issues that are expressly provided in this Agreement to be decided by the JDC.

3.5 Disbandment. The JDC shall remain in effect from the date on which it is established in accordance with Section Article 3 until, on a Research Program-by-Research Program basis, the expiration of the applicable Research Term.

ARTICLE 4

OPTION; LICENSE

4.1 Grant of Option. Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, Paragon hereby grants to Korsa, during the Term and subject to delivery of the Election Notice in accordance with Section 4.3, an exclusive option (“Option”) to be granted an exclusive license under the Project ATV Technology and a non-exclusive license under the Licensed Transit Antibody Technology, in each case, for the applicable Research Program, to Develop, Manufacture and Commercialize Korsa Products in the Field in the Territory as further described on Exhibit B.

4.2 Limited License Grant During Option Period. Subject to the terms and conditions of this Agreement, on a Research Program-by-Research Program basis, and effective only during the Term, Paragon hereby grants to Korsa (a) a limited, exclusive, royalty-free license, without the right to sublicense, under the Project ATV Technology for such Research Program and, to the extent Controlled by Paragon for this purpose and applicable, the Paragon In-Licensed IP for such Research Program, and (b) a limited, non-exclusive, royalty-free license, without the right to sublicense, under the Licensed Transit Antibody Technology for such Research Program, in each case solely to evaluate the Option and for the purpose of allowing Korsa to determine whether to exercise the Option with respect to such Research Program.

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4.3 Option Exercise. On a Research Program-by-Research Program basis, Korsa may, in its sole discretion, exercise the Option for a Research Program by delivering written notice of such exercise to Paragon (“Election Notice”) at any time during the period beginning on the initiation of activities under such Research Program and ending [***] following Korsa’s receipt of the Deliverables for such Research Program, or such longer period as agreed upon by the Parties (“Option Period”). If Korsa fails to exercise the Option for a Research Program in accordance with this Section 4.3 prior to expiration of the applicable Option Period, then, upon such expiration, such Option shall terminate and be of no further force or effect.

4.4 License Agreement Execution After Option Exercise. Within ninety (90) days of Korsa’s exercise of the Option with respect to a Research Program as set forth in Section 4.3, subject to any extension as mutually agreed by the Parties, the Parties shall use reasonable efforts to finalize and execute a definitive written agreement consistent with the economic and other terms set forth in Exhibit B (the “License Agreement”). If the Parties, despite using reasonable efforts to reach definitive agreement on the terms of the License Agreement, are unable to finalize and execute the License Agreement within such ninety (90) day period (as may be extended), then either Party may elect to resolve such dispute (a “License Agreement Dispute”) in accordance with Exhibit D by providing written notice thereof to the other Party within [***] following the end of such ninety (90)-day period.

ARTICLE 5

PAYMENTS

5.1 Research Initiation Fee. Korsa shall pay to Paragon a one-time nonrefundable, non-creditable fee of One Million Dollars ($1,000,000) for each Research Program (each such fee, a “Research Initiation Fee”) no later than thirty (30) days following finalization of the Research Plan for each such Research Program. For clarity, the Research Initiation Fees are nonrefundable, non-creditable, and separate from any Development Costs (including the Pre-Effective Date Development Costs) or Cost Advance paid or owing with respect to each Research Program. [***].

5.2 Development Costs.

(a) The monthly rate for the Development Fees (the “Monthly Rate”) shall be determined and charged on a Research Program-by-Research Program and calendar month-by-calendar month basis. For the period beginning on the Effective Date and continuing through December 31, 2025, the Monthly Rate for each Research Program in a particular calendar month shall be [***]. Paragon shall have the right to adjust the Monthly Rate on a [***] basis to account for inflation and other increases in costs by providing written notice thereof to Korsa at least [***] prior to the end of the [***].

(b) On a quarterly and Research Program-by-Research Program basis, unless Korsa has already paid a Cost Advance for the prior Calendar Quarter in accordance with Section 5.2(c), Paragon will deliver an invoice to Korsa for the Development Costs incurred by Paragon in the performance of each Research Program during such Calendar Quarter, including [***] and any [***] incurred during such Calendar Quarter in a manner consistent with the applicable Budget, and Korsa will pay such amount within [***] after receipt of Paragon’s invoice.

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(c) At Paragon’s request, on a quarterly and Research Program-by-Research Program basis, Korsa will advance to Paragon any Development Costs contemplated in the applicable Budget, including [***], and any [***] reasonably expected to be incurred by Paragon in the performance of such Research Program during the upcoming Calendar Quarter in accordance with applicable Research Plan and Budget (less any pre-payments for Third Party Costs from earlier Calendar Quarters that Paragon reasonably anticipates will be carried over to such upcoming Calendar Quarter) (the “Cost Advance”). Paragon’s request for the Cost Advance for an upcoming Calendar Quarter will be made by delivering an invoice to Korsa prior to the start of such Calendar Quarter, and Korsa will pay the Cost Advance within [***] after receipt of Paragon’s invoice.

(d) Within [***] after the end of each Calendar Quarter in which any Third Party Costs have been paid, Paragon will calculate and provide to Korsa a written reconciliation on a Research Program-by-Research Program basis of its actually-incurred Third Party Costs (incurred in a manner consistent with the Budget) for the prior Calendar Quarter for which any Third Party Costs have been paid (“Actual Quarterly Costs”) against the Third Party Costs paid for that Calendar Quarter, including reasonable documentation of such Actual Quarterly Costs. The form of such reconciliation shall be subject to JDC review and approval. If the amounts paid for Third Party Costs for a Research Program exceed the Actual Quarterly Costs for such Research Program, then Paragon will credit such excess payment against Development Costs contemplated in the applicable Budget for such Research Program and reasonably expected to be incurred by Paragon in the performance of such Research Program during any upcoming Calendar Quarter and Korsa will deduct such amount from its next quarterly invoice. If the amounts paid for Third Party Costs for a Research Program are less than the Actual Quarterly Costs for such Research Program, then Paragon will invoice Korsa for the difference and Korsa will pay such amount together with its next quarterly invoice for such Research Program. If no further amounts will be owed to Paragon hereunder, Paragon will refund such amount. For clarity, the above reconciliation will not apply to Development Fees for a Research Program.

(e) Notwithstanding Sections 5.2(a), 5.2(b), 5.2(c) and 5.2(d) to the contrary, the Parties acknowledge that Paragon has incurred (i) approximately $11,016,135 in Development Costs through July 31, 2025, and (ii) certain additional Development Costs between August 1, 2025 and the Effective Date, as a result of work performed by Paragon at risk on Research Programs 001, 002, and 003 (the costs described in (i) and (ii), the “Pre-Effective Date Development Costs”). Korsa shall reimburse Paragon for the Pre-Effective Date Development Costs within [***] after Korsa’s receipt of a written invoice that details the Pre-Effective Date Development Costs.

(f) If a Research Plan requires Paragon to perform CMC Activities in furtherance of the applicable Research Program, then Korsa shall pay to Paragon the CMC Monthly Fee until the full amount of the CMC Fee has been paid. On a quarterly and Research Program-by-Research Program basis, Paragon will deliver an invoice to Korsa for the CMC Monthly Fees accrued for the prior Calendar Quarter, and Korsa will pay such amount within [***] after receipt of Paragon’s invoice. For clarity, the CMC Fee is separate from any Development Costs or Cost Advance paid or owing with respect to a Research Program.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

(g) All payments made by Korsa under this Section 5.2 shall be non-refundable and non-creditable except as otherwise provided in Section 5.2(d) with respect to reconciling excess amounts paid for Third Party Costs which cannot otherwise be credited.

5.3 Milestones. On a Royalty Product-by-Royalty Product basis, Korsa shall make the following one-time non-refundable and non-creditable milestone payments to Paragon (or to such other designee(s), as designated by Paragon) as set forth below (each payment, a “Milestone Payment”), based on the achievement of the corresponding milestone set forth below (each, a “Milestone”) by Korsa, its Affiliates, or its sublicensees with respect to each such Royalty Product. Korsa shall, within [***] after it or its Affiliates achieve a Milestone, or within [***] after it learns that its or its Affiliate’s sublicensee has achieved a Milestone, notify Paragon of the achievement of such Milestone in writing. Following receipt of such notice, Paragon shall invoice Korsa for such Milestone Payment, and Korsa shall make such Milestone Payment to Paragon or Paragon’s designee within [***] after receipt of Paragon’s invoice. Each Milestone Payment shall be paid no more than once per Royalty Product, and Korsa’s total Milestone Payments hereunder per Royalty Product (together with any such Milestone Payments per each such Royalty Product achieved and payable pursuant to a subsequently executed License Agreement) shall not exceed Forty-Six Million Dollars ($46,000,000). For avoidance of doubt, upon achievement of any Milestone for a Royalty Product, all prior unachieved Milestones for such Royalty Product shall be deemed thereby achieved and, if the Milestone Payment for any such prior Milestone has not previously been paid, it shall thereupon also be paid at the same time that the Milestone Payment for such subsequent achieved Milestone is paid. The Parties acknowledge and agree that once the License Agreement for a Research Program has been executed and is effective, any Milestone for a Royalty Product under such Research Program set forth in this Agreement that (a) has not yet been achieved, and (b) is duplicated in such License Agreement, together with the corresponding Milestone Payment, shall no longer be achievable and payable under the terms of this Agreement and shall only be achievable and payable under the terms of such License Agreement. Additionally, for the avoidance of doubt, if a Milestone with respect to a Royalty Product is achieved and paid by Korsa pursuant to this Agreement, then there shall be no Milestone Payment due for the achievement of such Milestone for such Royalty Product under a subsequently executed License Agreement for the applicable Research Program, notwithstanding the inclusion of the same Milestone in Exhibit B hereto or in such License Agreement.

Regulatory/Development Milestones per Royalty Product	Amount
[***]	$[***]
[***]	$[***]
[***]	$[***]

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Regulatory/Development Milestones per Royalty Product	Amount
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

Notwithstanding anything to the contrary in this Section 5.3, on a Royalty Product-by-Royalty Product basis, if Korsa ceases all Development of a first Royalty Product after the Achievement of a Development Candidate for such first Royalty Product and, thereafter, Korsa’s Board of Directors nominates a second Royalty Product as a development candidate that is (x) a bona fide back-up to such first Royalty Product, and (y) for the same Selected Therapeutic Target(s), the same Selected Transit Target and the same indication (a “Back-Up Royalty Product”), then [***].

5.4 Financial Records. Paragon shall keep complete and accurate books of account and records in sufficient detail to enable the Development Costs and Milestones payable under this Agreement to be determined. Such books and records shall be kept at the principal place of business of Paragon, for at least [***] following the end of the [***] to which such books and records pertain, and Korsa shall be entitled to inspect such books and records at Paragon’s offices upon Korsa’s reasonable request.

5.5 Manner and Method of Payment. All cash payment amounts hereunder are expressed in U.S. dollars (USD) unless otherwise specified. Each payment shall be made by electronic funds transfer in immediately available funds to a bank and account designated in writing by Paragon, unless otherwise specified in writing by Paragon.

5.6 Tax. Each Party shall be responsible for paying its own respective taxes in connection with any activities that it performs and any payments that it receives under this Agreement. The Parties will commit [***] to provide each other with any tax forms that may be reasonably necessary in order for any Party to not pay or withhold tax or to pay or withhold tax at a reduced rate under an applicable income tax treaty.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT BOTH CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE AND CONFIDENTIAL.

5.7 Late Payments. In the event that any cash payment due for any undisputed amount under this Agreement is not made when due, then the cash payment shall accrue interest from the date due at a per annum rate equal to [***] above the then-current per annum prime rate reported by the Wall Street Journal (U.S., Western Edition) or, if lower, the maximum legal annual interest rate.

5.8 Equity Grants. Except as expressly agreed otherwise by the Parties in writing, upon completion of each of the Calendar Years ending December 31, 2025 and December 31, 2026, Korsa will grant to Parasa a warrant to purchase a number of Shares equal to 1.00% of the outstanding Shares as of the date of the grant, on a fully-diluted basis (assuming the exercise or conversion of any convertible non-voting preferred stock, stock options, pre-funded warrants or similar instruments), with an exercise price equal to the fair market value of the underlying Shares on the date of the grant as determined by the board of directors of Korsa (each grant, an “Equity Grant”); provided, that if Korsa undergoes an initial public offering or a reverse merger transaction the rights and obligations of this Section 5.8 shall continue and Parasa shall be entitled to warrants from the ultimate public company parent to purchase a number of shares of such parent equal to 1.00% of the outstanding shares of the parent as of the date of the grant, on a fully-diluted basis (assuming the exercise or conversion of any convertible non-voting preferred stock, stock options, pre-funded warrants or similar instruments), as applicable. Such warrants will be exercisable for a period of ten (10) years following the date of the grant. Each Equity Grant shall be effected on the last Business Day of each applicable Calendar Year and the corresponding grant date shall be such date. If the Term with respect to all Research Programs ends prior to the end of a Calendar Year, the Equity Grant for such Calendar Year shall be pro-rated for such Calendar Year and such Equity Grant shall be effected within five (5) Business Days of the end of the Term with respect to all Research Programs.

ARTICLE 6

INTELLECTUAL PROPERTY RIGHTS

6.1 Ownership.

(a) Background IP. As between the Parties, each Party will retain all right, title and interest in and to all of its Background IP.

(b) Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology. Subject to the rights and licenses granted to Korsa in this Agreement, as between the Parties, Paragon or its Affiliates shall own all right, title and interest in and to all Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology, irrespective of inventorship. Korsa agrees to assign and hereby assigns to Paragon all of Korsa’s right, title and interest in and to the Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology, including any and all Intellectual Property Rights therein. Korsa shall execute and deliver, and shall cause its Affiliates to execute and deliver, such additional documents, instruments, conveyances and assurances and take any such further actions as may be reasonably required to ensure that all right, title and interest in the Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology is effectively assigned to and

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held by Paragon. Korsa and its Affiliates shall cause all of its and their employees who, in each case, generated, conceived of or created any Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology to assign without additional consideration all ownership rights in such Project ATV Technology, Paragon Platform Technology and Transit Antibody Technology to Paragon.

6.2 Patent Prosecution, Maintenance and Enforcement – Project ATV Patents.

(a) On a Research Program-by-Research Program basis, prior to execution of a License Agreement for a Research Program, Paragon shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain or enforce any applicable Project ATV Patents at Paragon’s sole expense, and Korsa shall reasonably cooperate and assist Paragon in such preparation, filing, prosecution, maintenance and enforcement, at Paragon’s request. On a Research Program-by-Research Program basis following execution of a License Agreement for a Research Program, (i) with respect to any applicable Project ATV Patents that have been filed prior to the execution of such License Agreement, the Parties’ respective rights relating to the preparation, filing, prosecution, maintenance and enforcement of such Project ATV Patents shall be as set forth therein and Korsa shall reimburse Paragon for any costs and expenses actually incurred by Paragon in the prosecution and maintenance of any such Project ATV Patents in accordance with the terms of such License Agreement, and (ii) with respect to any applicable Project ATV Patents that have not been filed prior to the execution of such License Agreement, (1) Paragon, at its sole expense, shall have the sole right, but not the obligation, to prepare, file, prosecute, maintain and enforce such Project ATV Patents until the date on which the Final Deliverable for such Research Program is delivered to Korsa, and during such period Paragon shall provide Korsa with drafts of all proposed filings to any patent office with respect to such Project ATV Patents in reasonably adequate time before submission of such filings for Korsa’s review and comment, and (2) following the date on which the Final Deliverable for such Research Program is delivered to Korsa, the Parties’ respective rights relating to the preparation, filing, prosecution, maintenance and enforcement of such Project ATV Patents shall be as set forth in such License Agreement and Korsa shall reimburse Paragon for any costs and expenses actually incurred by Paragon in the prosecution and maintenance of any such Project ATV Patents in accordance with the terms of such License Agreement.

(b) Korsa covenants and agrees that it will not file or prosecute any Patents Covering any Project Antibody, Derived Antibody, Project ATV, Derived ATV or any component thereof, including any Project ATV Inventions, or any Transit Antibody Inventions, during the Term of this Agreement except as permitted under a License Agreement for the applicable Research Program.

6.3 Defense of Claims Brought by Third Parties. If a Party becomes aware of any actual or potential claim that the Development, Manufacture or Commercialization of any Project Antibody, Derived Antibody, Antibody Product, Multispecific Antibody, Multispecific Antibody Product, Project ATV, Derived ATV, ATV Product, Multispecific ATV, Multispecific ATV Product or any component thereof infringes or in the future will infringe the Intellectual Property Rights of any Third Party, such Party will promptly notify the other Parties. In any such instance, the Parties will [***] thereafter meet (which may be through the JDC) to discuss [***] regarding the best response to such notice. Certain additional rights and obligations of the Parties with respect to any such claim will be set forth in the License Agreement (to the extent applicable).

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6.4 No Implied Licenses. Except as expressly set forth herein, no right or license under any Patents, Know-How or Intellectual Property Right of any Party is granted or shall be granted by implication hereunder. All such rights or licenses are or shall be granted only as expressly provided in this Agreement or a License Agreement.

ARTICLE 7

PROTECTION OF CONFIDENTIAL INFORMATION

7.1 Confidentiality. Except to the extent expressly authorized by this Agreement, the Receiving Party agrees that, during the Term and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose to any Third Party, and shall not use for any purpose other than as expressly provided for in this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information of the Disclosing Party to those of the Receiving Party’s Representatives who have a need for such information; provided, that the Receiving Party shall advise such Representatives of the confidential nature thereof, shall ensure that each such Representative is bound in writing by obligations of confidentiality and non-use at least as stringent as those contained in this Agreement, and shall be responsible for the compliance of its Representatives with the terms of this Agreement. The Receiving Party shall use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than reasonable care) to ensure that its Representatives do not disclose or make any unauthorized use of the Confidential Information of the Disclosing Party. The Receiving Party shall promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the Disclosing Party.

7.2 Exceptions. The Receiving Party’s obligations under Section 7.1 shall not apply to any Confidential Information of the Disclosing Party that the Receiving Party can prove by competent evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach of this Agreement, generally known or available; (b) is known by the Receiving Party at the time of receiving such information from the Disclosing Party; (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure; or (d) is independently discovered or developed by the Receiving Party, without the aid, use or application of any Confidential Information of the Disclosing Party.

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7.3 Authorized Disclosure. Notwithstanding the provisions of this Article 7, the Receiving Party may disclose Confidential Information, without violating its obligations under this Agreement, to the extent the disclosure is:

(a) required by a valid order of a court or other governmental body of competent jurisdiction or as otherwise required by Applicable Law, rule, regulation (including securities laws and regulations), government requirement, or as may be required in connection with any filings made with, or by the disclosure policies of, a stock exchange; provided, that the Receiving Party shall give reasonable prior written notice to the Disclosing Party of such required disclosure and, at [***] request and expense, shall cooperate with the Disclosing Party’s efforts to contest such requirement, to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued or the law, rule or regulation required, or to obtain other confidential treatment of such Confidential Information; or

(b) reasonably necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, in each case, in accordance with this Agreement.

7.4 No Requirement to Disclose Paragon Platform Technology or Transit Antibody Technology. Notwithstanding anything to the contrary in this Agreement, Paragon will not be required to disclose any of the Paragon Platform Technology or Transit Antibody Technology to Korsa other than as required to be included in the Deliverables.

7.5 Use of Names. No Party shall use any other Party’s name or trademarks in any advertising, sales, or promotional material or in any publication without the prior written consent of such other Party or Parties.

7.6 Confidentiality of this Agreement. This Agreement and its terms are considered Confidential Information of all Parties, and each Party shall keep confidential and shall not publish or otherwise disclose the terms of this Agreement without the prior written consent of the applicable other Party, except as expressly permitted by Section 7.3 or Section 7.7, and except that each Party may disclose this Agreement and its terms to actual or potential investors, lenders, and strategic partners in connection with due diligence or similar investigations by such Third Parties or in confidential financing documents; provided, in each case, that any such Third Party agrees to be bound by obligations of confidentiality and non-use at least as restrictive as those set forth in this Article 7 (provided, that the confidentiality term applicable to such Third Party may be shorter so long as it is commercially reasonable).

7.7 Publicity. Except to the extent required by Applicable Law or the rules of any stock exchange or listing agency, no Party shall issue a press release announcing that they have entered into an ATV discovery partnership, without the other Parties’ prior written consent, which shall not be unreasonably withheld.

ARTICLE 8

REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMER

8.1 Mutual Representations and Warranties. Each Party represents and warrants to each other that:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof;

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(b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; and

(c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not and will not conflict with any agreement, instrument, or understanding, oral or written, to which it is or may become a party or by which it may be or become bound.

8.2 Paragon Representations, Warrants and Covenants. Paragon hereby represents, warrants and covenants to Korsa that:

(a) it will perform its activities under each Research Program with due care and in accordance with (i) Applicable Law, (ii) the terms and conditions contained herein and the applicable Research Plan, and (iii) generally prevailing industry standards;

(b) neither it nor any of its Affiliates have entered or will enter, directly or indirectly, into any contract or any other transaction with any Third Party or Affiliate that conflicts or derogates from its undertakings under this Agreement;

(c) it has the right, power and authority to use the Paragon Platform Technology in performance of each Research Plan and the performance of its obligations under this Agreement, in each case in accordance with the terms hereof;

(d) each Representative employed or engaged by Paragon or its Affiliate to conduct the activities under each Research Program has assigned and has executed an agreement assigning its entire right, title and interest in and to Project ATV Technology and Transit Antibody Technology to Paragon;

(e) there are no claims, actions, or proceedings pending or threatened, nor are there any formal inquiries initiated or written notices received that may lead to the institution of any such legal proceedings, in each case (or in aggregate) against Paragon or its properties, assets or business, which would, individually or in the aggregate, have a material adverse effect on, or materially prevent, Paragon’s ability to perform under this Agreement or to grant the Option or other rights granted to Korsa under this Agreement; and

(f) none of Paragon, its Representatives, or any other person used by Paragon in the performance of this Agreement has been or is (i) debarred, convicted, or is subject to a pending debarment or conviction, pursuant to section 306 of the United States Federal Food Drug and Cosmetic Act, 21 U.S.C. § 335a, (ii) listed by any government or regulatory agencies as ineligible to participate in any Federal healthcare programs (as that term is defined in 42 U.S.C. 1320a-7b(f)) or government procurement or non-procurement programs, or excluded, debarred, suspended or otherwise made ineligible to participate in any such program, or (iii) convicted of a criminal offense related to the provision of healthcare items or services, or is subject to any such pending action. Paragon agrees to inform Korsa in writing promptly if Paragon or any person who is performing activities on its behalf under the Agreement is subject to the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending or threatened.

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8.3 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, DURABILITY, MERCHANTABLE QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES.

ARTICLE 9

TERM AND TERMINATION

9.1 Term. The term of this Agreement (“Term”) shall commence on the Effective Date and, subject to earlier termination in accordance with this Article 9, shall continue on a Research Program-by-Research Program basis until the expiration or termination of the applicable Research Term.

9.2 Termination of Agreement for Material Breach. Each Party shall have the right to terminate this Agreement in its entirety or a Research Program-by-Research Program basis upon thirty (30) days’ prior written notice to the other Parties upon or after the material breach of any provision of this Agreement by any other Party if the breaching Party has not cured such breach by the end of such thirty (30) day period.

9.3 Termination for Convenience. Korsa shall have the right to terminate this Agreement in its entirety or a Research Program-by-Research Program basis for any reason or no reason upon thirty (30) days’ prior written notice to Paragon; provided, that (a) Korsa will pay Paragon any unpaid fees due for Development Costs accrued prior to such effective termination date for any terminated Research Program, (b) Korsa will pay Paragon any non-cancellable obligations reasonably incurred by Paragon in connection with its activities under any terminated Research Program, as evidenced by Paragon’s records, and (c) if the Research Plan for any terminated Research Program includes CMC Activities, and if the aggregate amount of the CMC Monthly Fees paid by Korsa as of the effective date of termination for such Research Program is less than three-fourths (3/4) of the total CMC Fee, then Paragon will invoice Korsa for the difference between three-fourths (3/4) of the total CMC Fee and the aggregate amount of the CMC Monthly Fees paid by Korsa as of the effective date of termination, which shall be payable by Korsa on a non-refundable and non-creditable basis within [***] of receipt in accordance with Section 5.5.

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9.4 Termination for Delay. Paragon shall have the right to terminate this Agreement on a Research Program-by-Research Program basis immediately upon written notice to Korsa if, as a result any action or failure to act by Korsa or its Affiliates, a Research Program or all material activities under the applicable Research Plan are suspended, discontinued or otherwise delayed for a period of four (4) consecutive months.

9.5 Termination for a Bankruptcy Event. Each Party will have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to any other Party. “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended, or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings, such proceedings have not been dismissed or discharged within [***] after they are instituted, (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature, (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code, (d) the appointment of a receiver for all or substantially all of a Party’s assets, or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

9.6 Disposal of Confidential Information. In the event this Agreement in its entirety or any Research Program expires or is terminated and the Parties have not entered into a License Agreement with respect to any expired or terminated Research Program, each Party shall return to the applicable other Party all Confidential Information of such other Party (including all copies thereof) in such Party’s possession related to such expired or terminated Research Program; provided, however, that each Party may retain one copy of such other Party’s Confidential Information in such Party’s secure archives for the sole purpose of monitoring compliance with its obligations hereunder or Applicable Law.

9.7 Accrued Rights; Survival. The expiration or termination of this Agreement for any reason shall not release any Party from any liability or obligation that, at the time of such expiration or termination, has already accrued to any other Party or that is attributable to a period prior to such expiration or termination, nor will expiration or any termination of this Agreement preclude any Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement. In the event of expiration or any termination of this Agreement, the following provisions of this Agreement shall survive such expiration or termination in accordance with their respective terms and conditions: Article 5, Article 7, Article 10 and Article 11, as well as Sections 2.3, 6.1, 6.2, 6.4, 9.3, 9.6 and 9.7.

ARTICLE 10

INDEMNIFICATION; LIMITATION OF LIABILITY

10.1 By Korsa. Korsa hereby agrees to defend, indemnify, and hold harmless Paragon, Parasa, their Affiliates and their Representatives (each, a “Paragon Indemnitee”) from and against any and all losses, damages, liabilities, expenses, and costs, including reasonable legal expense and attorneys’ fees (collectively, “Losses”), to which any Paragon Indemnitee may become subject as a result of any claim, demand, action, or other proceeding by any Third Party

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(“Third Party Claim”) to the extent such Losses result from: (a) the negligence or willful misconduct of any Korsa Indemnitee in the performance of this Agreement; or (b) the breach by any Korsa Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Paragon Indemnitee or the breach by Paragon of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10.2 below.

10.2 By Paragon. Paragon hereby agrees to defend, indemnify, and hold harmless Korsa, its Affiliates and its and their Representatives (each, an “Korsa Indemnitee”) from and against any and all Losses to which any Korsa Indemnitee may become subject as a result of any Third Party Claim to the extent such Losses result from: (a) the negligence or willful misconduct of any Paragon Indemnitee in the performance of this Agreement; or (b) the breach by any Paragon Indemnitee of this Agreement; except, in each case, to the extent such Losses result from the negligence or willful misconduct of any Korsa Indemnitee, the breach by Korsa of this Agreement, or where such Losses are subject to indemnification pursuant to Section 10 above.

10.3 Indemnification Procedure. In connection with any Third Party Claim for which a Party (the “Indemnified Party”) seeks indemnification from another Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party will: (a) give the Indemnifying Party prompt written notice of the Third Party Claim; provided, however, that failure to provide such notice will not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Third Party Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Third Party Claim; provided, however, that the Indemnifying Party may not settle the Third Party Claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld or delayed, in the event that such settlement materially adversely impacts the Indemnified Party’s rights or obligations. Further, the Indemnified Party will have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

10.4 Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF ARTICLE 7 OR FOR INDEMNIFICATION CLAIMS UNDER ARTICLE 10, IN NO EVENT SHALL ANY PARTY BE ENTITLED TO RECOVER FROM ANY OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH OTHER PARTY HAD NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 11

MISCELLANEOUS

11.1 Independent Contractor Relationship. Each of Paragon’s and Parasa’s relationship with Korsa is that of an independent contractor, and nothing in this Agreement should be construed to create a partnership, joint venture or employer-employee relationship. No Party is an agent of any other Party or authorized to make any representation, contract or commitment on behalf of any other Party.

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11.2 Force Majeure. No Party will be charged with any liability for delay or failure in performance of an obligation under this Agreement (other than any obligation to pay monies when due) to the extent such delay or failure is due to a cause beyond the reasonable control of the affected Party, such as war, riots, labor disturbances, epidemic, pandemic, fire, explosion, and compliance in good faith with any Applicable Law. The Party affected will give prompt written notice to the other Parties of the nature of the cause of any material delay or failure to perform, its anticipated duration and any action being taken to avoid or minimize the effect. The Party affected will use its diligent efforts to avoid or remove such causes of delay or failure to perform and to mitigate the effect of such occurrence, and will continue performance in accordance with the terms of this Agreement whenever such causes are removed. The Party affected will give prompt written notice to the other Parties of such resumed performance. If any such failure or delay in a Party’s performance hereunder continues for more than [***], any of the other Parties may terminate this Agreement upon written notice to the affected Party.

11.3 Entire Agreement; Amendment. This Agreement, together with all Exhibits attached hereto, constitutes the final, complete, and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, relating to its subject matter. This Agreement (including its Exhibits) may not be changed, modified, amended, or supplemented except by a written instrument signed by all Parties.

11.4 Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.

11.5 Severability. Should one or more of the provisions of this Agreement become void or unenforceable as a matter of Applicable Law, then this Agreement shall be construed as if such provision were not contained herein and the remainder of this Agreement shall be in full force and effect, and the Parties will use their best efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

11.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld); provided, however, that any Party may assign this Agreement and its rights and obligations hereunder without the other Parties’ consent to its successor to all or substantially all of the business of such Party to which this Agreement relates, whether by merger, sale of stock, sale of assets or otherwise. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties, and the name of a Party appearing herein will be deemed to include the name of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Agreement shall be void.

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11.7 Dispute Resolution. The Parties recognize that a bona fide dispute as to certain matters may arise from time to time during the Term relating to any Party’s rights or obligations hereunder or otherwise relating to the validity, enforceability or performance of this Agreement, including disputes relating to alleged breach or termination of this Agreement (but excluding any License Agreement Disputes or disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights) (hereinafter, a “Dispute”). In the event of the occurrence of any Dispute, the Parties will follow the following procedures in an attempt to resolve the dispute or disagreement:

(a) The Party claiming that such a Dispute exists will give notice in writing (a “Notice of Dispute”) to the other Parties of the nature of the Dispute.

(b) The Dispute will be referred to the then Chief Executive Officer or Chief Operating Officer of Paragon and the then Chief Executive Officer or President of Korsa who will meet no later than [***] following the initial receipt of the Notice of Dispute and use reasonable efforts to resolve the Dispute.

(c) If, within [***] of initial receipt of the Notice of Dispute, the Dispute has not been resolved, or if, for any reason, the meeting described in Section 11.7(b) hereof has not been held within [***] of initial receipt of the Notice of Dispute, then the Parties agree that such Dispute will be finally resolved through binding arbitration to be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules, as specifically modified by the provisions of this Section 11.7(c). The arbitration will be conducted by a panel of three arbitrators. Within [***] after the initiation of the arbitration, each Party will nominate one person to act as arbitrator, and the two arbitrators so named will then jointly appoint the third arbitrator within [***] of their appointment, who will serve as chairman of the panel. All three arbitrators must be independent Third Parties having at least [***] of dispute resolution experience (which may include judicial experience) or legal or business experience in the biotech or pharmaceutical industry. If any Party fails to nominate its arbitrator, or if the arbitrators selected by the Parties cannot agree on a person to be named as chairman within such [***] period, JAMS will make the necessary appointments for such arbitrator(s) or the chairman. Once appointed by a Party, such Party will have no ex parte communication with its appointed arbitrator. The place of arbitration will be in Boston, Massachusetts or such other venue as the Parties may mutually agree. The arbitration proceedings and all communications with respect thereto will be in English. Any written evidence originally in another language will be submitted in English translation accompanied by the original or a true copy thereof. The arbitrators have the power to decide all matters in Dispute, including any questions of whether or not such matters are subject to arbitration hereunder. The arbitration will be governed by the Federal Arbitration Act, 9 U.S.C. §§1 et seq., and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof. The existence, content and results of any arbitration proceedings pursuant to this Section 11.7 will be deemed the Confidential Information of all Parties.

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(d) Nothing in this Section 11.7 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.

(e) The Parties agree that any disputes relating to the determination of the validity, scope, infringement, enforceability, inventorship or ownership of the Parties’ respective Intellectual Property Rights (which, for clarity, excludes License Agreement Disputes) will be submitted to a court of competent jurisdiction in the country in which such Intellectual Property Rights were granted or arose; provided, however, that, in the case where such country is the United States, the sole jurisdiction and venue for all actions, suits and proceedings arising out of any such dispute shall be the federal courts located in Boston, Massachusetts, and each Party hereby (i) irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in the federal courts of Boston, Massachusetts, and (ii) agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflicts of laws principles.

11.9 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by internationally recognized express courier, by email, or by facsimile, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by express courier, the next Business Day the express courier regularly makes deliveries; or (c) if delivered by email, upon the date upon which the receipt of such email is confirmed by return email. Together with any notice provided by a Party to any other Party in accordance with this Section 11.9, the Party shall send a copy of such notice by email to such other Party.

If to Paragon or Parasa:	Paragon Therapeutics, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham, MA 02453
Attn: [***]

If to Korsa:	Korsa Biosciences, Inc.
221 Crescent Street
Building 23, Suite 105
Waltham MA 02453
Attn: [***]

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11.10 Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person or entity shall be construed to include such person’s or entity’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Exhibits shall be construed to refer to Sections or Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “or”. The headings of clauses contained in this Agreement preceding the text of the sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Agreement or have any effect on its interpretation or construction. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against any Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language, and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language. To the extent there is any inconsistency or conflict between the terms and conditions of this Agreement and any Research Plan, the terms and conditions of this Agreement will prevail.

11.11 No Third Party Rights. The provisions of this Agreement are for the exclusive benefit of the Parties and their successors and permitted assigns, and no other person shall have any right or claim against any Party by reason of these provisions or be entitled to enforce any of these provisions against any Party.

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11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Agreement may be executed by facsimile or PDF signatures, which signatures shall have the same force and effect as original signatures.

11.13 Expenses. Each Party shall pay its own costs, charges and expenses incurred in connection with the negotiation, preparation, and completion of this Agreement.

11.14 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

11.15 Construction. The Parties hereto acknowledge and agree that: (a) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in a favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.16 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive unless explicitly stated to be so, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

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IN WITNESS WHEREOF, the Parties hereto have executed this Antibody Discovery and Option Agreement on the Effective Date.

PARAGON THERAPEUTICS, INC.		KORSA BIOSCIENCES, INC.

By:	/s/ Susanna High	By:	/s/ Jonathan Violin
Name:	Susanna High	Name:	Jonathan Violin
Title:	Chief Executive Officer	Title:	Chief Executive Officer, President and Secretary

PARASA HOLDING LLC

By:	/s/ Susanna High
Name:	Susanna High
Title:	Chief Executive Officer

[Signature Page to Antibody Discovery and Option Agreement]